EXHIBIT 4.1
CUSIP NO. 50207Q 108

CLASS A COMMON STOCK	CLASS A COMMON STOCK
CERTIFICATE NO.	SHARES
LMI HOLDINGS, INC.
ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA
[SPECIMEN]
is the owner of:
FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK
WITH A $0.01 PAR VALUE PER SHARE OF LMI HOLDINGS, INC.
a Pennsylvania stock corporation.
     The shares represented by this certificate are transferable only on the stock transfer books of LMI Holdings, Inc. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Company’s official corporate papers filed with the Department of State of the Commonwealth of Pennsylvania (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof, assents.
     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     IN WITNESS WHEREOF, LMI HOLDINGS, INC. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.
Dated:
[SEAL]

President and Chief Executive Officer	Secretary

LMI HOLDINGS, INC.
The shares represented by this certificate are subject to a limitation contained in the articles of incorporation (the “Articles”) to the effect that no person or entity may acquire more than 10% of the issued and outstanding shares of common stock (“Voting Control”) of the Company. If Voting Control of the corporation is acquired in violation of such limitation, all shares in excess of Voting Control shall be considered from and after the date of acquisition to be “excess shares”, and all shares deemed to be excess shares shall no longer be entitled to vote on any matter or to take other shareholder action.
The Class B Common Stock shall have the same rights as the shares represented by this certificate except as provided in the Articles. Preferred stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Company, either in whole or in part, in one or more series. The board of directors of the Company has the authority to fix and determine, by resolution, the par value, voting powers, full or limited, or no voting power, and such designations, preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock (or the entire class of preferred stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.
The shares represented by this certificate may not be cumulatively voted in the election of directors of the Company. The Articles also require either (a) the affirmative vote of holders of at least 80% of the issued and outstanding shares of common stock of the Company entitled to vote or (b) the affirmative vote of 66 2/3% of the members of the board of directors of the Company and the affirmative vote of holders of at least a majority of the votes which all shareholders of the Company are then entitled to cast to amend provisions of the Articles with respect to the approval of certain transactions.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFTS MIN ACT –		custodian

			(Cust)		(Minor)

TEN ENT –	as tenants by the entireties		under Uniform Gifts to Minors Act

(State)

JT TEN –	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.
For value received _______________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.
_______________________________________________________________ shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint __________________________________________, attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15